UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2026

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 4, 2026, GLP Capital, L.P. (“GLP”), the operating partnership of Gaming and Leisure Properties, Inc. (“GLPI”), entered into Amendment No. 3 (the “Amendment”) to the Credit Agreement among GLP, Wells Fargo Bank, National Association, as administrative agent, and the several banks and other financial institutions or entities party thereto, dated as of May 13, 2022 (the “Credit Agreement”). Pursuant to the Amendment, GLP borrowed a new $679,000,000 term loan (the “Term Loan”), the proceeds of which were used to repay $679,000,000 of outstanding bridge revolving loans (without any corresponding reduction in revolving commitments). The Term Loan matures on December 2, 2028, subject to two six-month extensions at GLP’s option.

Interest Rate and Fees

The interest rates per annum applicable to the Term Loan are, at GLP’s option, equal to either a Secured Overnight Financing Rate (“SOFR”)-based rate or a base rate plus an applicable margin, which ranges from 0.850% to 1.70% per annum for SOFR loans and 0.0% to 0.7% per annum for base rate loans, in each case, depending on the credit ratings assigned to the credit facility under the Credit Agreement.

Amortization and Prepayments

The Term Loan is not subject to interim amortization. GLP is not required to repay the Term Loan prior to maturity but may prepay all or any portion of the Term Loan prior to maturity without premium or penalty, subject to reimbursement of any SOFR breakage costs of the lenders. Amounts repaid under the Term Loan may not be reborrowed.

Other Terms

The Term Loan is subject to the representations and warranties, affirmative covenants, negative covenants, financial covenants and events of default set forth in the Credit Agreement and applicable to the revolving loans therein. The Term Loan is guaranteed by GLPI and subject to a conditional guarantee by Bally’s Corporation (“Bally’s”) on a secondary basis, subject to enforcement of all remedies against GLP, GLPI and all sources other than Bally’s.

The parties to the Amendment and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for GLPI from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, GLPI and its affiliates in the ordinary course of their business.

The foregoing descriptions are summaries of the Amendment and are qualified in their entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On March 4, 2026, GLP repaid in full all outstanding obligations under the Term Loan Credit Agreement among GLP, Wells Fargo Bank, National Association, as administrative agent, and the several banks and other financial institutions or entities party thereto, dated as of September 2, 2022 (the “2022 Term Loan Agreement”). All of GLP’s and GLPI’s obligations under the 2022 Term Loan Agreement have been paid and discharged in full and all guarantees granted by GLPI and any other party in connection with the 2022 Term Loan Agreement have been released (other than with respect to customary provisions and agreements that are expressly specified to survive the termination). GLP and GLPI did not incur any early termination penalties in connection with repayment of the indebtedness or termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K (the “Report”) is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of March 4, 2026, by and among GLP Capital, L.P., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 10, 2026	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Desiree A. Burke
	Name:	Desiree A. Burke
	Title:	Chief Financial Officer and Treasurer